SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
filed pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2003

UNITEDHEALTH GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	0-10864	41-1321939

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 936-1300

N/A
(Former name or former address, if changed since last report.)

Page 1 of 4 Pages
Exhibit Index on Page 4

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
INDEX TO EXHIBITS
EX-1.1 Underwriting Agreement
EX-4.1 Officer's Certificate and Company Order
EX-4.2 Specimen Note

Item 5. Other Events.

     On March 20, 2003, UnitedHealth Group Incorporated (the “Company”) agreed to sell $450,000,000 principal amount of its 4.875% Notes due April 1, 2013 (the “Notes”), pursuant to an Underwriting Agreement and applicable Pricing Agreement each dated March 20, 2003, among the Company and Banc of America Securities LLC and J.P. Morgan Securities Inc., as Representatives of the several Underwriters. The Notes will be issued pursuant to that certain senior debt securities Indenture dated as of November 15, 1998, as amended by an Amendment to Indenture dated as of November 6, 2000, between the Company and The Bank of New York, as Trustee (the “Indenture”), and an Officers’ Certificate and Company Order dated March 25, 2003, pursuant to Sections 201, 301 and 303 of the Indenture. The Notes have been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3, File No. 333-66013.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

1.1	Underwriting Agreement and applicable Pricing Agreement each dated March 20, 2003, among the Company and Banc of America Securities LLC and J.P. Morgan Securities Inc., as Representatives of the several Underwriters.

4.1	Officers’ Certificate and Company Order dated March 25, 2003, pursuant to Sections 201, 301 and 303 of the senior debt securities Indenture dated as of November 15, 1998, as amended by Amendment dated as of November 6, 2000, between the Company and The Bank of New York, as Trustee (excluding exhibits thereto).

4.2	Specimen Note.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2003

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ David J. Lubben

David J. Lubben
General Counsel & Secretary

INDEX TO EXHIBITS

(c)	Exhibits

	1.1	Underwriting Agreement and applicable Pricing Agreement each dated March 20, 2003, among the Company and Banc of America Securities LLC and J.P. Morgan Securities Inc., as Representatives of the several Underwriters.

	4.1	Officers’ Certificate and Company Order dated March 25, 2003, pursuant to Sections 201, 301 and 303 of the senior debt securities Indenture dated as of November 15, 1998, as amended by Amendment dated as of November 6, 2000, between the Company and The Bank of New York, as Trustee (excluding exhibits thereto).

	4.2	Specimen Note.